SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy                      [ ]  Confidential,  for Use of the
[X] Definitive Proxy                            Statement Commission Only (as
[ ] Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                     ---------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11

         1)    Title of each class of securities to which transaction applies:
         2)    Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)    Proposed maximum aggregate value of transaction:
         5)    Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part  of the fee  is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
         2)    Form, Schedule or Registration Statement No.:
         3)    Filing Party:
         4)    Date Filed:

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 22, 1998


         NOTICE is hereby given that the Annual Meeting of Stockholders of Specialized Health Products International, Inc. (the "Company") will be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m. (local time) on October 22, 1998, for the following purposes:

     1. To elect one member of the Board of Directors for the term expiring at the 2001 annual meeting of stockholders.

     2. To consider approving the Specialized Health Products International, Inc. 1998 Stock Option Plan.

     3. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The record date for the meeting is the close of business on August 27, 1998 and only the holders of Common Stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                             By order of the Board of Directors



                                             /s/ Charles D. Roe
                                             ----------------------------------
                                             Secretary

August 31, 1998
                                           Please Return Your Signed Proxy

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010


                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 22, 1998



                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Specialized Health Products International, Inc. (the "Company") common stock, par value $0.02 per share ("Common Stock"), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m. (local time) on October 22, 1998, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about August 31, 1998.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on August 27, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding 12,356,440 shares of the Company's Common Stock held by approximately 329 holders of record. On the Record Date there were no shares of the Company's Common Stock held as treasury stock by the Company. Holders of record of the Company's Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting.

         Common Stock will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such stock will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attention: Mr. Charles D. Roe, Secretary.

         The Company's Bylaws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors and the affirmative vote of a majority of the votes cast at the meeting for the approval of the Specialized Health Products International, Inc. 1998 Stock Option Plan. The Board recommends that holders of the Company's Common Stock vote FOR the approval of election of the directors proposed by the Board and FOR the approval of the Specialized Health Products International, Inc. 1998 Stock Option Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.    Election of Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors will be elected on a rotating basis. The term of David A. Robinson expires in 1998. The terms of David T. Rovee and Robert R. Walker will expire in 1999 and the terms of Dr. Gale H. Thorne and Bradley C. Robinson will expire in 2000.

         At this meeting one director has been nominated by the Board for election to the class whose term expires at the 2001 annual meeting. The person nominated is David A. Robinson, who is currently a director of the Company.

         Unless otherwise specified, proxy votes will be cast for the election of the nominee as director. If any such person should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. Election of the nominee director requires the affirmative vote of a plurality of the votes cast at the meeting for the election of directors.

         The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Specialized Health Products International, Inc. ("SHPI") and its subsidiaries, Specialized Health Products, Inc. ("SHP"), Specialized Cooperative Corporation and Iontophoretics Corporation, on a consolidated basis and, where the context so requires, shall include its predecessors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS A DIRECTOR OF THE NOMINEE NAMED HEREIN.

         Set forth below is certain information concerning each of the directors and executive officers of the Company as of August 20, 1998.

                                                                                           With the
          Name                  Age                        Position                       Company Since
          ----                  ---                        --------                       -------------
 David A. Robinson (1)          55     President, Chairman of the Board, Chief                 1993
                                       Executive Officer and Director

 Bradley C. Robinson (1)        29     Vice President - Business Development and               1993
                                       Director

 Dr. Gale H. Thorne(1)          66     Vice President - Product Development and                1994
                                       Director

 Charles D. Roe                 47     Vice President - Finance and Investor                   1997
                                       Relations, Chief Financial Officer,
                                       Secretary and Treasurer

 Dr. David T. Rovee(2)          59     Director                                                1998

 Robert R. Walker(2)            68     Director                                                1994

---------------

(1) Member of Executive Committee.
(2) Member of Audit and Compensation Committees.

         David A. Robinson. Mr. Robinson is the President, Chief Executive Officer and Chairman of the Board of the Company. He has been a director and officer of the Company since November 1993. From November 1992 to November 1993, Mr. Robinson was President of EPC Products, Inc., a distribution company based in Bountiful, Utah. From 1981 to 1992, Mr. Robinson was President of Royce Photo/Graphics Supply, Inc., a distributor of photographic and graphic arts equipment and supplies based in Glendale, California. He holds a Masters degree in Business Administration and a Masters degree in Management Science from the University of Southern California. Mr. Robinson is an uncle of Bradley C. Robinson, Vice President - Business Development and a director of the Company.

         Bradley C. Robinson. Mr. Robinson is the Vice President - Business Development of the Company. He has been a director and officer of the Company since November 1993. From November 1992 to November 1993, Mr. Robinson was Vice President of EPC Products, Inc., a distribution company based in Bountiful, Utah. Mr. Robinson is a nephew of David A. Robinson, President, Chief Executive Officer, Chairman of the Board and a director of the Company.

         Dr. Gale H. Thorne. Dr. Thorne is the Vice President - Product Development, for the Company. He has been a director since January 1995, and has held his present position as Vice President - Product Development, since October 1994. From 1993 to 1994, Dr. Thorne was a Vice President - Engineering, of Eneco, Inc., a Utah company. During Dr. Thorne's tenure at Eneco, Inc., the company was engaged primarily in the business of prosecuting patent applications relating to the cold-fusion technology. From 1989 to 1993, Dr. Thorne was employed as a patent consultant and patent agent with Foster & Foster, a Salt Lake City intellectual property law firm. Dr. Thorne holds twenty-seven patents and has published numerous technical publications. He has been a technical consultant and a member of the Board of the Small Business Innovation Program of the State of Utah. Dr. Thorne manages all the patent and product development work for the Company and is a patent agent. He holds a Ph.D. in Biophysics from the University of Utah. He is a past president of Thorne, Smith, Astill, Inc., an engineering director for Becton, Dickinson and Company Immunochemistry Division and a vice president and division manager for Varian and Diasonics Ultrasound.

         Charles D. Roe. Mr. Roe is the Chief Financial Officer,  Vice President
- Finance and Investor Relations, Secretary and Treasurer of the Company. He was appointed to his position as Chief Financial Officer and Vice-President in November 1997, he was appointed as Secretary and Treasurer in December 1997 and he has been with the Company since October 1997. Mr. Roe is a certified public accountant licensed in the State of Utah and has principally been engaged in the practice of public accounting since 1976, including four years with Arthur Andersen LLP. From June 1995 through October 1997, Mr. Roe worked in association with Jones, Jensen & Co., a certified public accounting firm which is a member of the McGladrey Network of accounting firms, specializing in audits of public companies. Mr. Roe was employed by Wellshire Services, Inc. from June 1993 to June 1995 providing various services to numerous public and private companies in the United States and Europe. From 1987 to October 1997, Mr. Roe has owned operated a public accounting practice focusing on financial audits, individual and corporate income tax consultation and preparation and other advisory services. Since 1987, Mr. Roe has served on the board of directors and as secretary of Covington Capital Corporation, a privately owned financing business. From June 1995 through November 1996, Mr. Roe was employed by that company providing management services to various companies financed by Covington Capital Corporation. Mr. Roe graduated from the University of Utah with a Bachelors of Arts degree in Accounting.

         Dr. David T. Rovee. Dr. Rovee has been a director of the Company since April 1998. He is currently President and Chief Operating Officer of Organogenesis, Inc., a publicly traded biotechnology company. Dr. Rovee has been employed full time with Organogenesis, Inc. since 1991. Prior to his employment with Organogenesis, Inc., Dr. Rovee was employed for a twenty-five year period by Johnson & Johnson in various capacities including Vice President and director of research and development for Johnson & Johnson Patient Care, Inc. Dr. Rovee has a bachelors degree in biology from Memphis State University, a masters degree in zoology from Louisiana State University and a Ph.D. in development biology from Brown University.

         Robert R. Walker. Mr. Walker is a director of the Company and has been since March 1994. He is currently self-employed as a consultant in the health care industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Health Care, a regional hospital company, from which he retired as President of IHC Affiliated Services. He is also a former Chairman of the Board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration.

         Executive officers of the Company are elected by the Board on an annual basis and serve at the discretion of the Board.

Board Committees

         The Board has an Executive Committee, Audit Committee and Compensation Committee. The Board does not have a nominating committee.

         The Executive Committee held thirteen meetings during the fiscal year ended December 31, 1997. The Executive Committee has most of the power of the Board and can act when the Board is not in session. Members of this Executive Committee are Mr. David A. Robinson, Mr. Bradley C. Robinson and Dr. Gale H. Thorne.

         The Company's Audit Committee was organized in April 1998 and, hence, did not meet in 1997. The function of the Audit Committee is (a) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors, the plan and results of the annual external audit and the adequacy of the Company's internal control systems, (d) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (e) to undertake reasonably related activities to those set forth in clauses (a) through (d) above.

         The Company's Compensation Committee was organized in April 1998 and, hence, did not meet in 1997. The Compensation Committee administers the Company's stock option plan, establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties.

Board Meetings and Directors' Attendance

         The Board held six meetings and took action by unanimous consent on eight occasions during the fiscal year ended December 31, 1997. To date during 1998, the Board has held five meetings and took action by unanimous consent six occasions. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served during the fiscal year ended December 31, 1997 or to date during 1998.

Certain Relationships And Related Transactions

         Dr. Gale H. Thorne, a director and officer of the Company, was entitled to a royalty of two and one-half percent on the Company's gross revenues received from the sale of products utilizing the ExtreSafe(R) medical needle, blood collection device and intravenous flow gauge technologies (collectively, the "Thorne Products"). These royalties were agreed to in 1994 in exchange for Dr. Thorne's assignment to the Company of intellectual property rights he owned prior to his involvement with the Company, which intellectual property rights relate to the Thorne Products. In addition, the Company was required under the agreement to pay Dr. Thorne minimum royalty payments of not less than $435,000 over a six year period beginning in 1998. Minimum royalty payments in 1998 and 1999 would have totaled in the aggregate $195,000. In January 1998, Dr. Thorne released the Company from all royalty obligations relating to Thorne Products in exchange for the issuance to Dr. Thorne and his assigns warrants to purchase 750,000 shares of the Company's Common Stock.

         The law firm of Blackburn & Stoll, LC provides legal services to the Company. Eric L. Robinson, a member of that firm, is the brother of Bradley C. Robinson.

         In January 1997, David A. Robinson, a director and officer of the Company exercised options to purchase 87,500 shares of the Company's Common Stock in order to provide needed working capital for the Company. Mr. Robinson obtained the funds to exercise the options by margining shares of the Company's stock that he owned with all of the proceeds from the margin transaction going to the Company. In August 1997, his margin was called and Mr. Robinson borrowed $182,577 from the Company to pay the margin call. In December 1997, Mr. Robinson repaid in full the $182,577 principal amount plus interest thereon at eight percent per annum.

         In December 1997, the Company entered into a development and license agreement (the "J&J Agreement") with Johnson & Johnson Medical, Inc. to commercialize two applications of the ExtreSafe(R) safety needle technology. The J&J Agreement provides for monthly development payments by J&J, sharing of international field related patent costs, payments for initial periods of low volume manufacturing, an ongoing royalty stream and a J&J investment in molds, assembly equipment and other capital costs related to commercialization of each product. The J&J Agreement also provides for an ongoing joint cooperative program between the Company and J&J which derives future funding directly from sales of Company created products, low volume manufacturing revenue for the Company and an ongoing royalty stream for additional safety products which are jointly approved for development. In 1998, two additional products were approved for development under the joint cooperative program. Accordingly, a total of four products are being developed and commercialized currently in conjunction with the J&J Agreement. In connection with the J&J Agreement, Johnson & Johnson Development Corporation purchased $2,000,000 of Company securities in a private placement that closed in January 1998.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of August 20, 1998, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's Named Executive Officers (defined below), and (iv) all directors and executive officers as a group. As of August 20, 1998, the Company had 12,356,440 shares of Common Stock outstanding.


  Name and Address            Shares Beneficially
of Beneficial Owner(1)              Owned(2)        Percentage of Total(2)           Position
----------------------              --------        ----------------------           --------
David A. Robinson(3)                  652,619                 5%             President, CEO, Chairman of
                                                                             the Board and Director

Bradley C. Robinson(4)                645,150                 5%             Vice President - Business
                                                                             Development and Director

Dr. Gale H. Thorne(5)                 386,657                 3%             Vice President - Product
                                                                             Development and Director

Dr. David T. Rovee(6)                      --                 --             Director

Robert R. Walker(7)                   113,000                 1%             Director


Executive Officers and              1,797,426                14%
Directors as a Group (five
persons)

Johnson & Johnson                   2,000,000                15%
Development Corporation(8)
One Johnson & Johnson
Plaza, New Brunswick, NJ
08933

Asdale Ltd (9)                      1,500,000                11%
44 Lowndes Street
London, England
--------------

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person. Also note that the Series A and Series B Warrants referenced in the footnotes below expired in July 1998.
(3) Includes 417,719 shares and stock options to purchase 212,500 shares. Also includes 22,400 shares purchased through the Company's 401(k) plan. Does not include the earn-out shares. See "--Long-Term Incentives and Executive Compensation."

(4) Includes 330,219 shares and stock options to purchase 300,000 shares. Also includes 14,931 shares purchased through the Company's 401(k) plan. Does not include the earn-out shares. See "--Long-Term Incentives and Executive Compensation."
(5) Includes 18,000 shares, stock options to purchase 115,000 shares, Series A Warrants to purchase 15,000 shares and other warrants to purchase 200,000 shares. Also includes 25,000 shares that Dr. Thorne is deemed to beneficially own through a trust and 13,657 shares purchased through the Company's 401(k) plan. See "Certain Relationships and Related Transactions."
(6) Does not include stock options to purchase 5,000 shares that vest in December 1998.
(7) Includes stock options to purchase 50,000 shares. Also includes 63,000 shares that Mr. Walker is deemed to beneficially own through a trust. Does not include stock options to purchase 5,000 shares that vest in December 1998.
(8) Includes 1,000,000 shares and 1,000,000 Series D Warrants that become exercisable on October 1, 1998.
(9) Includes 750,000 shares and 750,000 Series D Warrants that become exercisable on October 1, 1998.

         The Company is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transaction in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1997, were met in a timely manner by its executive officers, Board members and greater than ten percent stockholders.

Report of the Compensation Committee on Executive Compensation

         The Company's Compensation Committee was formed in April 1998 and is presently comprised of two members of the Company's Board. During the year ended December 31, 1997, the Company did not have an acting Compensation Committee and the Board undertook responsibility for the activities normally assumed by a Compensation Committee. As a result, the following report was prepared by the Board.

         Executive Compensation Philosophy

         The Company attempts to design executive compensation to achieve two principal objectives. First, the program is intended to be fully competitive so that the Company may attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation varies with business performance.

         The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals and Company objectives. The leveraged incentive system consists of annual compensation, bonuses and stock compensation consisting primarily of stock options.

         Based on assessments by the Board, the Board believes that the Company's compensation program for the Named Executive Officers has the following characteristics that serve to align executive interests with long-term stockholder interests:

         a. Emphasizes "at risk" pay such as bonuses, options and long-term incentives.
         b.    Emphasizes long-term compensation such as options.

         c. Rewards financial results and promotion of Company objectives rather than individual performance against individual objectives.

         The Omnibus Reconciliation Act of 1993 (OBRA) established certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with OBRA. The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with OBRA. However, the Board and the Compensation Committee reserve the right to forego deductibility if in its discretion it believes a particular compensation program or payment is consistent with the overall best interests of the Company and its stockholders. In addition, the compensation received by certain individuals under the Company's non-qualified stock option plan ("NQSOP") may fall outside the deductibility limitations of OBRA if the Company is highly successful as reflected in the Company's stock price and/or income.

         Annual Salaries

         Salary ranges and increases for executives, including the CEO and the other Named Executive Officers, are established annually based on competitive data. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure.

         Short-Term Incentives

         The Company provides short-term incentives in the form of discretionary cash bonuses based on financial performance, promotion of the Company's objectives and the Company's cash position. Bonuses are awarded to management and others on the basis of the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization.

         Long-Term Incentives

         In September 1995, the Company adopted its NQSOP wherein the Company is authorized to grant options to purchase up to 1,500,000 shares of the Company's Common Stock. Pursuant to the NQSOP, the Company has granted Stock Options to purchase 1,488,500 shares of Common Stock. Of these Stock Options, approximately 1,227,405 are currently exercisable and 261,095 vest over time. All of the Stock Options expire five years after the date of grant.

         The grant of options to key employees encourages equity ownership and closely aligns management interests with the interests of stockholders. Additionally, because options are subject to forfeiture if the employee leaves the Company, options provide an incentive to remain with the Company long term.

         At least annually, the Board (or Compensation Committee as the case may be) reviews the advisability of granting options to members of management having strategic impact on product, staffing, technology, pricing, investment or policy matters. The aggregate number of options granted to management is based on the value of each individual's actual and potential contributions to the Company as well as competitive norms.

         In conjunction with the 1995 acquisition (the "Acquisition") wherein SHP became a wholly owned subsidiary of SHPI, David A. Robinson, Bradley C. Robinson and John T. Clarke (collectively the "Founders"), who are the founders of the Company and, respectively, the President, Chief Executive Officer, Chairman of the Board and a director; a Vice President and director; and a former director of the Company, have the opportunity to receive up to an aggregate of 2,000,000 additional shares of Common Stock (the "Earn-Out
Shares"). The Founders have the right to divide the Earn-Out Shares among themselves or their assigns, if earned. Any issuance of Earn-Out Shares is based upon the level of pre-tax consolidated net income, adjusted to exclude any expense arising from the obligation to issue or the issuance of the Earn-Out Shares and any income or expense associated with non-recurring or extraordinary items as determined in accordance with generally accepted accounting principles. The opportunity to acquire Earn-Out Shares expires in December 1998 and it is not expected that any of the Earn-Out Shares will be earned.

         Corporation Performance and CEO Pay

         The Company is engaged principally in the development of cost-effective, disposable, proprietary health care products designed to reduce the incidence of accidental injury in the health care industry, and thus reduce the spread of disease. The Company has created a portfolio of proprietary health care products that are in various stages of production, pre-production, development and research. At present, the Company is focusing its resources and activities principally on marketing products currently available for sale, preparing products nearing completion for manufacturing and marketing, developing new products designed to reduce the risk of acquiring HIV/AIDS, hepatitis B and other blood-borne diseases through accidental needlesticks, and the development of other medical products. Certain significant events that relate to corporation performance and CEO pay for 1997 are discussed below.

         In August 1996, the Company entered into a distribution agreement (the "BDSDS Distribution Agreement") with Becton Dickinson and Company Sharps Disposal Systems ("BDSDS") whereby BDSDS is marketing and distributing the Company's Safety Cradle(R) sharps containers. BDSDS began selling the Safety Cradle(R) sharps containers under the BDSDS Distribution Agreement in the first quarter of 1997. During 1997, however, BDSDS did not order the minimum required amount of product under the terms of the BDSDS Distribution Agreement and, therefore, BDSDS' exclusive distribution rights became nonexclusive. In addition, the Company gave notice of termination of the BDSDS Distribution Agreement, as it is authorized to do in the case of BDSDS' failure to purchase the minimum amount of product required by the BDSDS Distribution Agreement. The parties subsequently agreed to extend the termination date and exclusivity provision of the BDSDS Distribution Agreement until May 26, 1998 to give BDSDS the opportunity to purchase the minimum products specified in the BDSDS Distribution Agreement. BDSDS did not meet the terms of the extension of the agreement. As a result, the BDSDS Distribution Agreement was terminated and the Company is pursuing various alternatives with BDSDS and others with respect to the use and distribution of the Company's Safety Cradle(R) sharps containers.

         The Company received approval to use the name ExtreSafe(R) as a registered trademark in 1997. It plans to use this trademark in safety needle and lance products.

         In May 1997, the Company entered into an agreement (the "License Agreement") with Becton Dickinson and Company Infusion Therapy division ("BDIT") relating to a single application (the "Technology") of the Company's ExtreSafe(R) safety needle technology. Pursuant to the terms of the License Agreement, BDIT made payments of $1,750,000 and $250,000 to the Company in June and September 1997, respectively, and made an additional payment of $2,000,000 in April 1998. Of these total payments, $3,750,000 million represents advanced royalties for sales occurring before the year 2002 and the $250,000 represents a product development fee. BDIT is also required to pay ongoing royalties to the Company based on sales of products utilizing the Technology. In addition, beginning in BDIT's fiscal year 2002, BDIT is required to pay minimum royalties in order to maintain exclusive rights under the License Agreement.

         In December 1997, the Company entered into the J&J Agreement with J&J to commercialize two applications of the ExtreSafe(R) safety needle technology (the "J&J Products"). The J&J Agreement provides for monthly development payments by J&J, sharing of international field related patent costs, payments for initial periods of low volume manufacturing, an ongoing royalty stream and a J&J investment in molds, assembly equipment and other capital costs related to commercialization of each product. The J&J Agreement also provides for an ongoing joint cooperative program between the Company and J&J which derives future funding directly from sales of Company created products, payments for initial periods of low volume manufacturing and an ongoing royalty stream for additional safety products which are jointly approved for development. In 1998, two additional products were approved for development under the joint cooperative program. Accordingly, a total of four products are being developed and commercialized currently in conjunction with the J&J Agreement. In connection with the J&J Agreement, Johnson & Johnson Development Corporation also purchased $2,000,000 of Company securities in a private placement that closed in January 1998. In addition, beginning in the later of J&J's fiscal year 2000 or twelve months following FDA approval for sale of the J&J Products, J&J is required to pay minimum royalties. Sales are expected to begin under the J&J Agreement in the first half of 1999.

         The Company has an ongoing program for developing products using its ExtreSafe(R) medical needle technology. This technology allows a contaminated needle to be protected without exposure of the health care worker to the contaminated needle. Products under development that incorporate the ExtreSafe(R) medical needle technology include ExtreSafe(R) phlebotomy devices, ExtreSafe(R) catheters and several different ExtreSafe(R) syringe applications. Prototypes of the ExtreSafe(R) phlebotomy device, ExtreSafe(R) catheters and ExtreSafe(R) syringes have been completed. The FDA has granted one 510(k) clearance to market relating to the ExtreSafe(R) medical needle technology and a second 510(k) application with the FDA relating to an additional application of the ExtreSafe(R) medical needle technology has been filed. The Company is conducting research on several other medical safety devices.

         While most of the Company's products are not yet in the production stage, during 1997, the Company made significant strides toward bringing its products to market. During 1997 the Company: (1) entered into the License Agreement with BDIT relating to a single application of the Company's ExtreSafe(R) safety needle withdrawal technology; (2) received $2 million in payments relating to the License Agreement; (3) completed automated assembly equipment for the ExtreSafe(R) Lancet Strip; (4) received approval to use the name ExtreSafe(R) as a registered trademark; (5) received a second 510(k) Notification on an additional Safety Cradle(R) device; (6) filed applications for three patents; (7) received notice of allowance for three patents (including the seventh needle patent); (8) completed implementation of the Quality Assurance Program; (9) raised approximately $1.5 million through the sale of equity and equity related securities; (10) completed five additional Safety Cradle(R) molds for three different sizes of sharps containers, one additional phlebotomy prototype model mold, two new stereolithography prototype phlebotomy models and two stereolithography syringe models; and (11) entered into the J&J Agreement with J&J to commercialize two ExtreSafe(R) products.

         To date during 1998 the Company has (1) filed applications for three patents; (2) received notice of allowance for four patents; (3) raised approximately $5.2 million through the sale of equity and equity related securities; and (4) has reached agreement to develop two additional products utilizing the ExtreSafe(R) safety needle technology under the joint cooperative program with J&J.

         The Board believes that Mr. David A. Robinson's compensation package aligns his interests with those of the stockholders. Since September 1995, Mr. Robinson's $240,000 salary has not been increased. Mr. Robinson received $8,900 in other compensation and no bonuses or stock options were granted. See Summary Compensation Table for description of other compensation amounts. In addition, the Earn-Out program will be expiring in 1998 and it is not anticipated that any Earn-Out Shares will be issued. The Board and/or Compensation Committee will likely revisit the management incentive programs at a future date.

         Members of the Board are David A. Robinson, Bradley C. Robinson, Dr. Gale H. Thorne, Dr. David T. Rovee and Robert R. Walker.

Performance Graph

         The following performance graph compares the performance of the Company's Common Stock to the NASDAQ Composite Index ("NCI") and to the S&P Health Care Index ("HCI"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at October 25, 1995, the approximate date upon which the Company first had securities registered under

Section 12 of the Securities Exchange Act of 1934, and that all dividends were reinvested. As a designer of safety medical products, the Company is not easily categorized with other more specific industry indices.


                       Cumulative Total Stockholder Return
                     October 1995 through December 31, 1997

                                [OBJECT OMITTED]

                  10/25/95       12/29/95         12/31/96        12/31/97
SHPI (diamond)     100.00         160.47            66.28          30.23
NCI  (square)      100.00         102.50           125.80          152.99
HCI  (triangle)    100.00         107.45           127.31          180.33

Executive Compensation

         The tables below set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined for the year ended December 31, 1997) (the "Named Executive Officers"). The tables also include information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid by the Company to the Named Executive Officers.

                                            SUMMARY COMPENSATION TABLE

                                           Annual Compensation                Long-Term Compensation Awards
                                           -------------------                -----------------------------
                                                                            Restricted  Stock                     All Other
       Name and                 Salary      Bonus          Other Annual     Stock       Options/    LTIP        Compensation
   Principal Position     Year    ($)(1)      ($)(2)    Compensation($)(3)  Awards ($)    SAR(#)    Payouts($)     ($)(4)
   ------------------     ----    ------      ------    ------------------  ----------    ------    ----------     ------
David A. Robinson,        1995   193,590      25,000           ---          666,666(5)  300,000(6)     ---          1,192
President, CEO, Chairman  1996   240,000       ---            8,000            ---         ---         ---          2,777
of the Board and          1997   240,000       ---            4,750            ---         ---         ---          4,150
Director

Bradley C. Robinson, VP,  1995   148,590      25,000           ---          666,666(5)  300,000(7)     ---             374
Business Development and  1996   160,000       ---            5,333            ---         ---         ---             898
Director                  1997   160,000       ---            4,750            ---         ---         ---          1,952

Dr. Gale H. Throne, VP    1995   128,333      25,000           ---             ---                     ---           ---
                                                                                        57,000(7)
Product Development and   1996   150,000       ---            4,640            ---                     ---              72
                                                                                        40,000(7)
Director                  1997   150,000       ---            4,750            ---         ---         ---             429
---------------

(1) All amounts paid as salary were paid pursuant to the Company's obligations under employment contracts with the above individuals. These employment contracts have been amended from time to time during the periods set forth above. The annual salaries of the Named Executive Officers, as set forth in their employment contracts, are $240,000 for Mr. David A. Robinson, $160,000 for Mr. Bradley C. Robinson and $150,000 for Dr.
     Gale H. Thorne.
(2) The cash bonuses were awarded by the Company in recognition of the recipients' contributions toward completion of the Acquisition.
(3) These amounts represent payments by the Company into its 401(k) retirement plan for the benefit of the Named Executive Officer.
(4) These amounts represent the amounts paid by the Company for term life insurance on the lives of the Named Executive Officer with insurance proceeds payable to the beneficiary designated by the Named Executive Officer. These insurance policies have no cash surrender values.
(5) These are Earn-Out Shares which are expected to expire this year without vesting.
(6) Options issued pursuant to the NQSOP; options to purchase 87,500 shares were exercised on January 10, 1997.
(7)  Options issued pursuant to the NQSOP.


                                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR END OPTION VALUES


                                                                  Number of Securities      Value of Unexercised
                                                                 Underlying Unexercised         In-the-Money
                                                                 Options/SARs at Fiscal    Options/SARs at Fiscal
                                   Shares                               Year-End                 Year-End($)
                                Acquired On         Value            (Exercisable/              (Exercisable/
                Name            Exercise (#)    Realized ($)         Unexercisable)            Unexercisable)(1)
                ----            ------------    ------------    ------------------------      -----------------
       David A. Robinson           87,500        $92,969(2)           212,500(3)/0                   ---

       Bradley C. Robinson          ---              ---              300,000(3)/0                   ---

       Dr. Gale H. Thorne           ---              ---              115,000(4)/0               $22,230/---
---------------

(1) The closing price of the Company's Common Stock on December 31, 1997, was $1.625 per share.
(2) Options exercisable for 87,500 shares of the Company's Common Stock at $2.00 per share were exercised on January 10, 1997, on which date the closing price of the Common Stock was $3.0625 per share.
(3) Options exercisable at $2.00 per share.
(4) Represents 18,000 options currently exercisable at an exercise price of $.39 per share; 57,000 options currently exercisable at $2.00 per share; and 40,000 options currently exercisable at $2.625 per share. Does not include SHPI Warrants to purchase 200,000 shares of Common Stock that were issued to Dr. Thorne in January 1998. See "Certain Relationships and Related Transactions."

Compensation of Directors

         No cash fees or other consideration was paid to non-employee directors of the Company by the Company for service on the Board during 1997. During 1994, the non-employee members of the Board received shares of Common Stock as compensation for serving on the Board of SHP. In 1995 and 1996, the Company granted to non-employee directors under the NQSOP stock options to purchase shares of Common Stock. For 1998, the Company has agreed to compensate non-employee directors at a rate of $10,000 per year payable in equal quarterly installments along with options to purchase 10,000 shares of the Company's common stock that will be granted in equal quarterly installments and exercisable at an exercise price equal to the market price of the underlying common stock on the date of grant. The Company has made no other agreements regarding compensation of non-employee directors. Directors of the Company who are also officers of the Company receive no additional compensation for their service as directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment and Indemnity Agreements

         The Company has entered into employment agreements with each of Mr. David A. Robinson, Mr. Bradley C. Robinson and Dr. Gale H. Thorne (collectively, the "Senior Executives"). These employment agreements, which have been amended from time to time, provide that (i) Mr. David A. Robinson receive a salary of $240,000 per year, Mr. Bradley C. Robinson receive a salary of $160,000 per year, and Dr. Gale H. Thorne receive a salary of $150,000 per year; (ii) the Senior Executives' employment agreements are for terms of three years, expiring on November 3, 2000; (iii) the Senior Executives are entitled to a reasonable car allowance; (iv) if the employment of a Senior Executive is terminated by reason of disability or other than for cause, the salary of such Senior Executive will continue for the full term of the agreement; (v) if a Senior Executive is terminated for cause, the salary of such Senior Executive ceases as of the date of termination; (vi) the Company will provide each Senior Executive with up to $1,000,000 of term life insurance while the Senior Executive is employed by the Company; and (vii) the Senior Executives shall keep all proprietary information relating to the business of the Company confidential both during and after the term of the agreements. With one exception, the Company does not have employment agreements with any of its other executive officers or key employees.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with each of its executive officers and directors pursuant to which the Company has agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director of the Company that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate the Company to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, the officers and directors of the Company are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by the Company in certain cases at its discretion.

401(k) Retirement Plan

         Effective in 1996, the Company adopted a 401(k) retirement plan whereby participating employees may contribute up to five percent of payroll compensation to the plan which the Company matches on a dollar for dollar basis up to the maximum contribution allowed by applicable tax law. The Named Executive Officers have invested all of the funds in their 401(k) accounts in Common Stock of the Company.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and the Company's Bylaws and Indemnity Agreements provide for, indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Stock Options and Warrants

         During 1994, the Board of SHP approved the SHP Non-Qualified Stock Option Plan (the "SHP NQSOP"). Options granted under the SHP NQSOP were required to have exercise prices not less than the fair market value of the underlying stock at the date of grant as determined by SHP's Board of Directors. The number of shares, terms and exercise period of options granted under the SHP NQSOP were determined by the SHP Board of Directors on an option-by-option basis. On the date of the Acquisition, all options issued under the SHP NQSOP became obligations of the Company and the SHP NQSOP was terminated. As of August 20, 1998, options to acquire an aggregate of 18,000 shares of Common Stock were outstanding in connection with the SHP NQSOP. Options issued under the SHP NQSOP expire in 1999.

         On September 1, 1995, the Company adopted the NQSOP and has reserved 1,500,000 shares of Common Stock for the possible exercise of options under the plan. The exercise price of options granted under the NQSOP must be not less than the fair market value of the underlying stock at the date of grant as determined by the Board. Options granted under the NQSOP expire five years from the date of grant. As of August 20, 1998, options to acquire an aggregate of 1,478,500 shares of Common Stock at exercise prices ranging from $1.8125 to $2.625 per share had been granted and are presently outstanding (not including options granted under the SHP NQSOP).

Compensation Committee Interlocks and Insider Participation

         The Board undertook the functions normally conducted by a Compensation Committee during 1997. David A. Robinson, Bradley C. Robinson and Dr. Gale H. Thorne were employed by the Company during 1997 and served as members of the Board during 1997. During 1997, no member of the Board served on the Compensation Committee (or in a like capacity) for any other entity.

2. Approval of the Specialized Health Products International, Inc. 1998 Stock Option Plan

         At the Annual Meeting, stockholders will be asked to approve the Specialized Health Products International, Inc. 1998 Stock Option Plan (the "Option Plan"). A copy of the Option Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The description below of the Option Plan is qualified in its entirety by reference to the complete text of the Option Plan. Terms not defined herein shall have the meanings set forth in the Option Plan.

Description of Principal Features of the Option Plan

         The Option Plan, if approved, will supersede the NQSOP under which there are only options to acquire 39,500 shares of Common Stock available for issuance and no further options will be granted under the NQSOP. The Option Plan is intended to afford an incentive to employees, Board members and consultants of the Company and its subsidiaries to acquire or increase a proprietary interest in the Company, to become or continue as employees, Board members or consultants, to devote their best efforts on behalf of the Company and to align the interests of such persons with the Company's stockholders to promote the success of the Company's business.

         The Option Plan will permit the Company to grant "non-qualified stock options" and/or "incentive stock options" to acquire the Company's Common Stock. The total number of shares authorized for the Option Plan may be allocated by the Board between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         The principal objectives of the Option Plan are (i) to broaden the share ownership of the staff of the Company and (ii) to create in effect a bonus program for management which compensates designated individuals with shares of the Company.

         A total of 4,000,000 shares will be allocated to the Option Plan which options are anticipated to be sufficient for the foreseeable future. In addition, the Board does not intend to have options exercisable for more than 4,000,000 shares of the Company's common stock under the Option Plan, NQSOP and SHP NQSOP outstanding at any given time. It is intended that all of such shares will be drawn from the authorized stock. It is not anticipated that any of such shares will be purchased on the open market or allocated from treasury shares, if any.

Award Plan

         The grant of options or awards will be dictated by the achievement of a mixture of individual and corporate performance goals determined by the Board or, at the Board's election, the Compensation Committee (the body administering the Option Plan is hereinafter referred to as either the Board or the Compensation Committee). Awards under the Option Plan will be focused on Company employees, Board members and consultants whose contribution and achievement can make a difference to Company financial performance and hence, indirectly, stockholder value creation. As of August 20, 1998, the Company had 24 employees and Board members.

         Awards  under  the  Option  Plan  may  begin  in  1998,   although  the
Compensation Committee has made no determination with respect thereto. The specific structure of the Option Plan for this and subsequent years will be determined by the Compensation Committee.

         The Option Plan authorizes the Compensation Committee to grant "incentive stock options," ("ISO's") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSO's"), pursuant to the applicable terms and conditions of the Option Plan and of the agreement evidencing such grant. The aggregate fair market value of the ISO's granted to any one optionee under the Option Plan, or any similar plan, that first become exercisable in any calendar year may not exceed $100,000.

         The option exercise price per share may not be less than the fair market value of a share of Common Stock on the date on which the option is granted unless, in the case of NQSO's, the Compensation Committee determines otherwise. Each option agreement shall provide the exercise schedule for the option as determined by the Compensation Committee (which may include a requirement for achieving performance goals), provided, that the Compensation Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten years from the date of the grant of the option unless otherwise determined by the Compensation Committee, provided, however, that in the case of an ISO, such exercise period shall not exceed ten years from the date of grant of such option. The exercise period shall be subject to early termination and accelerated vesting as provided in the Option Plan. Generally, it is anticipated that options granted under the Option Plan will vest in two equal installments on the second and third anniversaries of the date of grant.

         Options granted under the Option Plan will not be transferable other than by will or by the laws of descent and distribution or to a beneficiary upon the death of a grantee, and such options that may be exercisable shall be exercised during the lifetime of the grantee only by the grantee or his or her guardian or legal representative; except as otherwise provided in the Option Plan.

General

         The Option Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act ("Rule 16b-3") and, with respect to ISO's, to generally serve as a qualified performance-based compensation program under OBRA. However, the compensation received by certain individuals under the Company's Option Plan may fall outside the deductibility limitations of OBRA if the Company is successful as reflected in the Company's stock price and/or income.

         The Option Plan will be administered by the Compensation Committee of the Board. The Compensation Committee determines (i) which employees/independent contractors of the Company and its subsidiaries shall be granted an option to acquire of stock; (ii) the number of shares into which the option is exercisable; (iii) the amount to be paid by a grantee upon exercise of an option or award; (iv) the time or times and the conditions subject to which options or awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise thereof. The Compensation Committee is also responsible for other questions involving the administration and interpretation of the Option Plan.

         The Board may from time to time suspend, terminate, modify or amend the Option Plan, but may not, without the approval of the Company's stockholders, increase the aggregate number of shares of Common Stock subject to the Option Plan (except for increases due to certain adjustments), decrease the minimum exercise price specified by the Option Plan in respect of ISO's or change the class of persons eligible to receive options or awards under the Option Plan or adopt any amendment for which stockholder approval is required under applicable Delaware law.

         The Board may terminate the Option Plan at any time. The termination of the Option Plan will not alter or impair any rights or obligations under any option or award previously granted under the Option Plan.

         The selection of the eligible individuals who will receive options under the Option Plan, upon approval of the Option Plan by stockholders, and the size and type of options is generally to be determined by the Compensation Committee in its discretion. No options or awards have been made or granted under the Option Plan, nor are any such options or awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

Certain Federal Tax Consequences

         The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to options granted under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

         Incentive Stock Options

         The Company understands the federal income tax consequences of ISO's to be generally as follows: an employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely excise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or (ii) within three months after termination of employment. The Option Plan, however, limits the right of the legal representative of any optionee who has died within one month of his or her termination of employment. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

         If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the option or one year from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income, provided the Company satisfies certain tax information reporting requirements.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will constitute an item of tax preference for purposes of the "alternative minimum tax" set forth in the Code.

         Nonqualified Stock Options

         In the case of NQSO's, the Company understands that the optionee will not generally be taxed upon grant of any such option. Rather, at the time of exercise of an NQSO, the optionee will, except as noted below, realize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income, provided the Company satisfies certain tax information reporting requirements. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term capital gain or loss if such stock is held for a sufficient period of time.

         THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION PLAN.

3.   Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         On October 14, 1996, the Board elected to retain Arthur Andersen LLP ("AA") as its independent auditor. From November 10, 1995 to October 14, 1996, KPMG Peat Marwick LLP ("KPMG") had acted as the Company's independent auditor and Nielson, Grimmett & Company ("NGC") had acted as the Company's independent auditor prior thereto. The Company's decisions to change auditors was recommended by the Board in each instance and the retention of AA as the Company's independent auditor was ratified by the Company's stockholders at the 1996 annual meeting of stockholders.

         The report of NGC on the financial statements of the Company for the fiscal year ended December 31, 1994 and the report of KPMG on the financial statements of the Company for the two fiscal years ended December 31, 1995, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and all subsequent interim periods preceding such changes in auditors, there were no disagreements with NGC or KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements(s) in connection with its report; nor has NGC or KPMG ever presented a written report, or otherwise communicated in writing to the Company or the Board the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

         The Company authorized NGC to respond fully to the inquiries of KPMG and the Company authorized KPMG to respond fully to the inquiries of AA. Both NGC and KPMG have provided the Company with letters addressed to the SEC, as required by Item 304(a)(3) of Regulations S-K, which letters have been filed with the SEC.

         The Company retained AA as its independent auditor for the current year and expects representatives of AA to be present at the Company's 1998 Annual Meeting of Stockholders. AA will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of AA will be available to respond to appropriate questions if called upon to do so.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1999 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than February 1, 1998.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report for the fiscal year ended December 31, 1997. Stockholders are referred to such report for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

                                          By order of the Board of Directors,


                                          By /s/ Charles D. Roe
                                            ---------------------------------
                                            Charles D. Roe, Secretary

                                   APPENDIX A

                 Specialized Health Products International, Inc.
                             1998 Stock Option Plan

1. Purpose; Effectiveness of the Plan.

                  (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

                  (b) This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve months before or after that date. If the Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under Section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan's adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware.

2. Certain Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

         (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

         (b) "1933 Act" means the federal Securities Act of 1933, as amended;

         (c)      "Board" means the Board of Directors of the Company;

         (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

         (e) "Committee" means a committee of two or more Non-Employee Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

         (f) "Company" means Specialized Health Products International, Inc., a Delaware corporation;

         (g) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

         (h) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

         (i) "Fair Market Value" means, with respect to the Stock and as of the date an ISO or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee in good faith on such basis as it deems appropriate.

         (j) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

         (k) "Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

         (l)      "Non-Employee    Director"    has   the   same    meaning   as
                  "Non-Employee-Director,"   as   defined   in  Rule   16b-3  as
                  promulgated under the Securities Exchange Act of 1934).;

         (m) "NSO" means any option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

         (n) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

         (o) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

         (p) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

         (q) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

         (r) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

         (s) "Plan" means this Specialized Health Products International, Inc. 1998 Stock Option Plan of the Company;

         (t) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

         (u) "Stock" means shares of the Company's Common Stock, $.02 par value;

         (v) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3. Eligibility. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of Sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4. Administration.

         (a) Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's Certificate of Incorporation and By-laws generally.

         (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Certificate of Incorporation, By-laws and this Plan, and the specific limitations on such discretion set forth herein:

                  (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                  (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

                  (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

                  (iv) to delegate all or a portion of its a uthority under subsections (i) and (ii) of this Section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of
                           Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations
                           (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

         (c) Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

         (d) Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of Section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

         (e) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5. Shares Reserved for Options.

                  (a) Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed four million (4,000,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance. Notwithstanding the foregoing, the Company will not grant Options under the this Plan and the Company's previously adopted non-qualified stock option plans to acquire in aggregate more than four million (4,000,000) shares of Stock.

                  (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

         (a) Covenants of Optionee. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

         (b) Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the

                  "Total Award  Option  Stock").  Such  Vesting  Periods will be
                  fixed  by  the  Committee  in  its  discretion,   and  may  be
                  accelerated or shortened by the Committee in its discretion.

         (c)      Exercise of the Option.

                  (i) Mechanics and Notice. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

                  (ii) Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

         (d) Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

         (e) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability; (ii) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination. In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

         (f) Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by him or her.

         (g) Qualification of Stock. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

         (h) Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

                  (i) Securities Act of 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optione understands that the Company is under no obligation to register the shares of Option Stock.

                  (ii)     Other   Applicable   Laws.   The   Optionee   further
                           understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

                  (iii) Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

         (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency.

         (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(j) have been complied with.

         (k) Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         (l) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         (m) Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         (n) Non-Uniform Determinations. The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         (o) Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such participant.

         (p) Other Employee Benefits. Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of Option Stock will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

7. Proceeds from Sale of Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

9. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

10. Plan Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

11. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.



         Date Plan Adopted by Board of Directors:  August 6, 1998
         Date Plan Approved by Stockholders:       ________, 1998

                                   APPENDIX B

                                   PROXY CARD
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                                       of
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints David A. Robinson as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of Specialized Health Products International, Inc. held on record by the undersigned on August 27, 1998 at the annual meeting of stockholders to be held on October 22, 1998, or any adjournment thereof.


1. Election of Nominee Directors


[ ] FOR David A. Robinson   [ ] WITHHOLD AUTHORITY to vote for David A. Robinson


2. Proposal to approve the Specialized Health Products International, Inc. 1998 Stock Option Plan.

           [ ] For          [ ] Against         [ ] Abstain

3. In their discretion, the Proxy is authorized to vote upon such other business as may property come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

         Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated: ___________, 1998                    ____________________________________
                                            (signature)



                                            ------------------------------------
                                            (signature if held jointly)



                                            ------------------------------------
                                            (print name of stockholder(s))

Please mark, sign, date and return the proxy card promptly using the enclosed envelope or proxy cards may be sent by facsimile to Colonial Stock at (801) 355-6505.

                                      B-1